UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2011

GRANITE FALLS ENERGY, LLC

(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Results of 2011 Annual Members’ Meeting

On March 31, 2011, Granite Falls Energy, LLC (“GFE”) held its 2011 annual members’ meeting (“Annual Meeting”) to vote on the election of two governors whose terms were scheduled to expire in 2011, to conduct an advisory vote on our executive compensation called “Say-on-Pay” and to conduct an advisory vote on the frequency of the Say-on-Pay vote.

Proposal One: Election of Governors

Shannon Johnson and David Thompson were elected by a plurality vote of the members to serve terms which will expire in 2014.  The votes for the nominee governors were as follows:

Nominee Governors	For
Shannon Johnson	15,334
David Thompson	14,761

Proposal Two: Advisory Vote on Say-On-Pay

The compensation of our executives was approved by the members.  The votes for Say-On-Pay were as follows:

For	Against	Abstentions
19,887	883	153

Proposal Three: Advisory Vote on the Frequency of Say-On-Pay Vote

The members voted by a plurality vote to hold the Say-on-Pay vote every three years.  The votes were as follows:

Every year	Every 2 years	Every 3 years	Abstentions
481	619	19,531	292

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

April 1, 2011	/s/ Stacie Schuler
Date	Stacie Schuler, Chief Financial Officer